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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K
                                                                        12-24-97
                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               December 18, 1997
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                       (Date of earliest event reported)

                                CMI Corporation
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            (Exact name of registrant as specified in its charter)

      Oklahoma                        1-5951                  73-0519810
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(State or other jurisdiction        (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)

I-40 and Morgan Road, P. O. Box 1985, Oklahoma City, Oklahoma          73101
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(Address of principal executive offices)                             (Zip Code)

                                (405) 787-6020
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              Registrant's telephone number, including area code

Item 1.  Changes in Control of Registrant.

        Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

        On December 18, 1997, CMI Limited Partnership ("CMI Limited"), an Oklahoma limited partnership controlled by CMI Corporation (the "Registrant"), acquired substantially all of the assets of Rexworks Inc., a Delaware corporation ("Rexworks"), relating to Rexworks' landfill and embankment compactor and material reduction grinder divisions (the "Divisions") for an aggregate purchase price of $17,051,000 (the "Purchase Price"). In addition, CMI Limited assumed approximately $2.4 million of Rexworks' trade payables, Rexworks' liabilities under certain specified contracts relating to the Divisions, and certain contingent liabilities relating to products manufactured by the Divisions. These transactions were consummated pursuant to an Asset Purchase Agreement, dated October 1, 1997, between the Registrant and Rexworks, a copy of which is attached hereto as Exhibit 10.1.
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     The Registrant funded approximately $2,051,000 of the Purchase Price from cash on hand, with the balance having been financed with borrowings under the Registrant's revolving credit facility with Bank of Oklahoma, N.A.. The Purchase Price was determined based upon an evaluation of the Divisions by the Registrant and the results of negotiations between the parties.

     The assets acquired by CMI Limited were used by Rexworks in the manufacture and sale of landfill and embankment compactors and material reduction grinders. The Registrant currently intends to use the assets for the same purposes as Rexworks did prior to this transaction.

     In connection with the closing of the acquisition, CMI Limited entered into a Toll Manufacturing Agreement with NLV Transition, Inc. ("NLV"), a corporation owned by three former executive officers of Rexworks. Pursuant to the terms of the Toll Manufacturing Agreement, NLV will manufacture and supply to CMI Limited landfill and embankment compactors and material reduction grinders for a period of approximately six months. In fulfilling its obligations under the Toll Manufacturing Agreement, NLV will use plant space and employees leased from Rexworks and certain of the assets acquired by CMI Limited from Rexworks. The Toll Manufacturing Agreement may be terminated prior to its scheduled expiration date under certain circumstances.

Item 3.  Bankruptcy or Receivership.

        Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

        Not Applicable.

Item 5.  Other Events.

        Not Applicable.

Item 6.  Resignations of Registrant's Directors.

        Not Applicable.

Item 7.  Exhibits.

        (a)-(b) Historical and pro forma financial statements are not required and, therefore, not filed.

        (c) Exhibits.
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                10.1  Asset Purchase Agreement, dated October 1, 1997 between
                      CMI Corporation and Rexworks Inc.

                10.2 Toll Manufacturing Agreement, dated December 18, 1997, between CMI Limited Partnership and NLV Transition, Inc.
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Item 8. Change in Fiscal Year.
        ---------------------

       Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.
        ---------------------------------------------------

       Not Applicable.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CMI CORPORATION



Date: December 31, 1997             By:  /s/ Jim D. Holland
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                                         Jim D. Holland, Chief Financial
                                         Officer and Senior Vice President